Exhibit  10.3

PROVINCIAL  TREASURY
     PRI  Lending  Agency
     PO  Box  1420
     Charlottetown
     Prince  Edward  Island
     Canada  C1A  7N1
     Tel  902  368-6200
     Fax  902  369-6201



     May  23,  2000

     Mr.  Sean  P.  Flanigan
     Vice  President  &  COO
     Island  Critical  Care  Corporation
     29  Houlahan  Street
     Nepean  Ontario  K2J  3W9

     Dear  Mr.  Flanigan:

     Re:  Funding  Pulse  Oximeter

     With regards to the above, this letter will serve as acknowledgement, that the funding conditions for the Pulse Oximeter being manufactured by Island Critical Care Corporation have been met.

     The Lending Agency will be in a position to disburse on its loan upon receipt of the interim financial statements and signing of the loan documents.

     I  trust  the  above  is  satisfactory.

     Yours  truly,

     /s/  D.C.  Aitken
     D.C.  Aitken
     Account  Manager


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